AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION
                              OF
                 MERCHANTS CAPITAL CORPORATION

         Pursuant to the provisions of Miss. Code Ann. ss.ss. 794-10.01 through 79-4-10.09, the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation:

         FIRST: The name of the corporation is MERCHANTS CAPITAL
CORPORATION.

SECOND: The period of its duration is perpetual.

         THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

                  Primarily, to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation" or "holding company", and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employee, sell, mortgage, lend, exchange, create security interests in, pledge, or otherwise dispose of, and otherwise use and deal in and with shares of the capital stock or other interests in, or obligations, of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligation of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock; to promote, lend money to, and guarantee the bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidence of indebtedness or the property of this Corporation.

                  To engage in such activities or business as may from time to time be permitted by State or Federal statutes, regulations or authorities.

                  To engage in any other activity or business and to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be authorized to do under the Mississippi Business Corporation Act.

         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares at the par value of Five Dollars ($5.00) each.

         FIFTH: The shareholders of Merchants Capital Corporation shall have no preemptive right to acquire unissued or treasury shares of the corporation, or obligations of the corporation convertible into such shares.

         SIXTH: The post office address of its initial registered office is Merchants Capital Corporation, 820 South Street, Post Office 871, Vicksburg, Mississippi 39180, and the name of its initial registered agent at such address is Landman Teller, Jr.,
Esq.

         SEVENTH: The number of directors of the corporation shall be not less than five (5) nor more than twenty-five (25).

         EIGHTH: A director shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for, (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Mississippi Code Annotated Section 79-4-8.33 (1972), as amended; or (iv) an intentional violation of criminal law.

         The corporation shall indemnify any person (or the heirs, executors and administrators of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, formal or informal (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including legal fees) incurred with respect to the Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in the Act, or would be disqualified for indemnification under the Act because he was adjudged liable to the corporation in connection with a Proceeding by or in the right of the corporation or was otherwise adjudged liable on the basis that he improperly received a personal benefit, or for any other reason, if a determination is made by (i) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the board of directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate), (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court, that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. The corporation upon request shall pay or reimburse such person for his reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as (i) such person furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined by a judgment or other final adjudication that his acts or omissions did constitute gross negligence or willful misconduct, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the corporation without reference to final ability to make repayment or to collateral and (ii) a determination is made by any of the persons described in (i) through (iv) of the preceding sentence that the facts then known to those making the determination would not preclude indemnification under this Article EIGHTH. Such request need not be accompanied by the affirmation otherwise required by the Act.

         Neither the amendment nor repeal of this Article EIGHTH, nor the adoption or amendment of any other provision of the corporation's Bylaws or these Amended and Restated Articles of Incorporation inconsistent with this Article EIGHTH, shall apply to or affect in any respect the applicability of the preceding two paragraphs with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

DATED: April 21, 1992.

                              MERCHANTS CAPITAL CORPORATION



                              By: /s/ Howell N. Gage, Jr.
                                 ----------------------------
                                 Howell N. Gage, Jr., President
(S E A L)

                              By: /s/ James R. Wilkerson, Jr.
                                 -------------------------------
                                 James R. Wilkerson, Jr., Secretary

STATE OF MISSISSIPPI
COUNTY OF WARREN


         Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named HOWELL N. GAGE, JR., who being by me personally sworn, declared that he is the President of Merchants Capital Corporation, that he executed the foregoing document as President of the corporation on its behalf, he being so authorized to do; and that the statements contained therein are true.

         GIVEN UNDER MY HAND AND OFFICIAL SEAL on this the 21st day of April, 1992.


                                                     /s/ Dorothy R. Bonelli
                                                     NOTARY PUBLIC

My Commission Expires:

MY COMMISSION EXPIRES
 NOVEMBER 9, 1993


STATE OF MISSISSIPPI
COUNTY OF WARREN

         Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named JAMES R. WILKERSON, JR., who being by me personally sworn, declared that he is the Secretary, of Merchants Capital
Corporation, that he executed the foregoing document as Secretary of the corporation on its behalf, he being so authorized to do; and that the statements contained therein are true.

         GIVEN UNDER MY HAND AND OFFICIAL SEAL on this the 21st day of April, 1992.



                                                     /s/ Dorothy R. Bonelli
                                                     NOTARY PUBLIC

My Commission Expires:

MY COMMISSION EXPIRES
 NOVEMBER 9, 1993